UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 2, 2015
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2015, Valerie L. Insignares, former President, LongHorn Steakhouse, entered into a Release Letter Agreement (the “Release”) with the Company. Under the terms of the Release, which became effective on September 8, 2015, Ms. Insignares releases the Company from all actual or potential claims or liabilities, with certain exceptions, and reaffirms that Ms. Insignares is not in possession of any material information concerning the business, operations or financial condition of the Company or any of its subsidiaries or affiliates that she has not delivered or otherwise communicated to one or more executive officers of the Company.

As consideration for Ms. Insignares’ entry into the Release, the Company will, among other things, (i) provide Ms. Insignares with career transition services through September 14, 2016; (ii) reimburse Ms. Insignares for documented financial and legal advisory services incurred during Ms. Insignares’ employment transition up to a maximum amount of $10,000; and (iii) modify Ms. Insignares’ obligations pursuant to the non-competition provisions contained in her agreements for outstanding equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Date: September 9, 2015		Senior Vice President, Chief Financial Officer